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                                                                   Exhibit 10.24



DIRECTORS SHARES GRANT PLAN SUMMARY
-----------------------------------


o All Directors eligible except Executive Officers who are covered by individual employment contracts and the Government Representative.

o        Strike Price set each October 1 for the following year to September 30.


o Director accumulated $ fee equivalent during the year based on attendance at the following meetings:

         Full board meeting - $1200
         All Sub-Committee meetings - $600

o Total $ fee accumulated during the year is then divided by the strike price to determine entitlement as of Each October 1.

o        Automatic issue of shares prior to December 31 each year.

o        These are not options, they are for Ordinary Shares, no holding period.

Example
-------

Director attends           - 4 Full Board Meetings              = $4,800
                           - 8 Sub Committee Meetings           = $4,800
                                                                  ------
         Total $ fee accumulated                                  $9,600
                                                                  ======

Strike Nee on preceding October 1 - $6.75

Entitlement - 9600/6.75         = 1,422 shares entitlement
                                  ========================

This Plan, as amended was approved unanimously by the Board of Directors at their meeting on 20 April, 1999.



/s/ Alexander S. Bodden
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Alexander S. Bodden
Vice President Finance
Company Secretary